   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2000
                                                   REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                                NRG ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                                   41-1724239
 (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                   organization)

                        901 MARQUETTE AVENUE, SUITE 2300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 373-5300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------

                             JAMES J. BENDER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                NRG ENERGY, INC.
                        901 MARQUETTE AVENUE, SUITE 2300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 373-5300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------
                                With copies to:

                             RICHARD M. RUSSO, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                        1801 CALIFORNIA ST., SUITE 4100
                             DENVER, COLORADO 80202
                                 (303) 298-5700
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                              AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                TO BE        OFFERING PRICE PER        AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED(1)       REGISTERED(2)(3)       UNIT(4)         OFFERING PRICE(5)(6)  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock,
  Depositary Shares, Common Stock,
  Securities Warrants, Stock Purchase
  Contracts and Stock Purchase Units     $1,650,000,000       100%                 $1,650,000,000         $396,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Includes such indeterminate principal amount of debt securities, such indeterminate number of shares of preferred stock, such indeterminate number of shares of common stock, such indeterminate number of depositary shares as may be issued in the event the Registrant elects to offer fractional interests in preferred stock, and such indeterminate principal amount of debt securities, or indeterminate number of shares of preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, securities warrants, convertible or exchangeable debt securities or preferred stock (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities
    Act). Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $1,650,000,000 less the dollar amount of other securities previously issued.

(3) Of the $1,650,000,000 of the securities being offered hereunder, pursuant to Rule 429(b) under the Securities Act, an aggregate of $150,000,000 of securities are being carried forward from the Registrant's prior Registration Statement on Form S-3 (SEC File No. 333-93055).

(4) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(5) No separate consideration will be received for securities that are issued upon conversion of other securities.

(6) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(7) This amount does not include $39,500 previously paid in connection with the $150,000,000 of securities being carried forward from the Registrant's prior Registration Statement, as described in note (3).
                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

               SUBJECT TO COMPLETION, DATED DECEMBER      , 2000

PROSPECTUS

                                 $1,650,000,000

                                   [NRG LOGO]

                                NRG ENERGY, INC.

                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
          DEPOSITARY SHARES, DEBT WARRANTS, PREFERRED STOCK WARRANTS,
              COMMON STOCK WARRANTS, STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS

                           -------------------------

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol "NRG."

                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                           -------------------------

        THE DATE OF THIS PROSPECTUS IS                ,

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

                           -------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
About This Prospectus.......................................       1
Where You Can Find More Information.........................       1
Forward-Looking Statements..................................       2
The Company.................................................       4
Use Of Proceeds.............................................       4
Earnings To Fixed Charges Ratio.............................       5
Description Of Debt Securities..............................       5
Description Of Stock........................................      14
Description Of Warrants.....................................      17
Description Of Depositary Shares............................      19
Description Of Stock Purchase Contracts And Stock Purchase
  Units.....................................................      21
Plan Of Distribution........................................      22
Legal Matters...............................................      23
Experts.....................................................      23

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus, either separately or in units, in one or more offerings with a total initial offering price of up to $1,650,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's web site at http://www.sec.gov. In addition, our Securities and Exchange Commission filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the securities described in this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., in Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the Securities and Exchange Commission in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until the time that we sell all the securities described in this prospectus:

        1. Our Annual Report on Form 10-K405 and Form 10-K405A for the fiscal year ended December 31, 1999;

        2. Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000; June 30, 2000 and September 30, 2000;

        3. Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on April 7, 2000; April 20, 2000; June 21, 2000; June 28, 2000; July 20, 2000, September 8, 2000; September 13, 2000; September 25, 2000; September 27, 2000; October 31, 2000; and November 22, 2000; and

        4. The description of our common stock contained in the Registration Statement on Form 8-A filed on May 17, 2000.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                               Investor Relations
                                NRG Energy, Inc.
                        901 Marquette Avenue, Suite 2300
                          Minneapolis, Minnesota 55402
                                 (612) 373-5300

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

     - Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;

     - Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where we have a financial interest;

     - Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

     - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

     - Changes in the availability or cost of capital, including those resulting from changes in interest rates; market perceptions of the power generation industry, us or any of our subsidiaries, or security ratings;

     - Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

     - Workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees or work stoppages;

     - Volatility of energy prices in a deregulated market environment;

     - Increased competition in the power generation industry;

     - Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

     - Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

     - Factors associated with various investments including conditions of final legal closing, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

     - Limitations on our ability to control the development or operation of projects in which we have less than 100% interest;

     - The lack of operating history at development projects, the lack of our operating history at projects not yet owned and the limited operating history at recently-acquired projects provide only a limited basis for management to project the results of future operations;

     - Risks associated with timely completion of development projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, and construction delays;

     - Failure to timely satisfy closing conditions contained in definitive agreements for the acquisitions of projects not yet closed, many of which are beyond our control;

     - Factors challenging the successful integration of projects not previously owned or operated by us, including the ability to obtain operating synergies;

     - Factors associated with operating in foreign countries, including delays in permitting and licensing of generation facilities; construction delays and business interruptions; political instability and risk of war, expropriation and nationalization, renegotiation or nullification of existing contracts; changes in law; and the ability to convert foreign currency into United States dollars; and

     - Other business or investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly disseminated written documents.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

                                  THE COMPANY

     NRG Energy, Inc. is a leading global energy company primarily engaged in the acquisition, development, ownership and operation of power generation facilities and the sale of energy, capacity and related products. We believe we are one of the three largest independent power generation companies in the United States and the fifth largest independent power generation company in the world, measured by our net ownership interest in power generation facilities. We own all or a portion of 63 generation projects that have a total generating capacity of 25,059 megawatts ("MW"); our net ownership interest in those projects is 15,006 MW, of which 11,448 MW are located in the United States. In addition, we have an active acquisition and development program through which we are pursuing additional generation projects.

     In addition to our power generation projects, we also have interests in district heating and cooling systems and steam transmission operations. Our thermal and chilled water businesses have a steam and chilled water capacity equivalent to approximately 1,506 MW, of which our net ownership interest is 1,379 MW. We believe that through our subsidiary NEO Corporation we are one of the largest landfill gas generation companies in the United States, extracting methane from landfills to generate electricity. NEO owns 30 landfill gas collection systems and has 56 MW of net ownership interests in related electric generation facilities. NEO also has 35 MW of net ownership interests in 18 small hydroelectric facilities and 6 MW of net ownership interest in three small distributed generation facilities.

     We were established in 1989 and are a majority-owned subsidiary of Xcel Energy, Inc. Our headquarters and principal executive offices are located at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265. Our telephone number is (612) 373-5300.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include financing the development and construction of new facilities, additions to working capital, reductions of our indebtedness and the indebtedness of our subsidiaries, financing of capital expenditures and pending or potential acquisitions. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

                        EARNINGS TO FIXED CHARGES RATIO

     The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated:

                                                                                NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                   ------------------------------------------   -----------------
                                    1995     1996     1997     1998     1999     1999      2000
                                   ------   ------   ------   ------   ------   -------   -------
Ratio of earnings to fixed
  charges(1).....................  1.56x    1.75x    1.16x     (2)     1.04x    1.06x     1.60x

-------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose "earnings" means income (loss) before income taxes, less undistributed equity in our share of operating earnings of unconsolidated affiliates and equity in gain from project termination settlements, plus cash distributions from project termination settlements and fixed charges. "Fixed charges" means interest expense, plus interest capitalized, plus amortization of debt issuance costs, plus one-third of our annual rental expense, which the Securities and Exchange Commission defines as a reasonable approximation of rental expense interest.

(2) Due primarily to undistributed equity from unconsolidated affiliates, earnings did not cover fixed charges by $7.3 million.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The debt securities will be issued under an indenture as amended or supplemented from time to time, to be entered into between us and the trustee named in the applicable prospectus supplement. The following summaries of certain provisions of the indenture do not purport to be complete. We have also filed the form of indenture as an exhibit to the registration statement. Except to the extent set forth in a prospectus supplement with respect to a particular issue of debt securities, the indenture, as amended or supplemented from time to time, for the debt securities will be substantially similar to the one filed as an exhibit to the registration statement and described below.

GENERAL

     The debt securities will be our direct, unsecured obligations. Because we conduct substantially all of our business through numerous subsidiaries and affiliates, all existing and future liabilities of our direct and indirect subsidiaries and affiliates will be effectively senior to the debt securities. The debt securities will not be guaranteed by, or otherwise be obligations of, our project subsidiaries and project affiliates, or our other direct and indirect subsidiaries and affiliates or Xcel Energy.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the series of debt securities;

     - the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

     - the interest rate or method of calculation of the interest rate;

     - the date from which interest will accrue;

     - the record dates for interest payable on debt securities of the series;

     - the dates when, places where and manner in which principal and interest are payable;

     - the securities registrar if other than the trustee;

     - the terms of any mandatory (including any sinking fund requirements) or optional redemption by us;

     - the terms of any repurchase or remarketing rights of third parties;

     - the terms of any redemption at the option of holders of debt securities of a series;

     - the denominations in which debt securities are issuable;

     - whether debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

     - whether any debt securities will be represented by a global security and the terms of any such global security;

     - the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

     - if payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

     - provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;

     - any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the indenture;

     - whether and upon what terms debt securities may be defeased if different from the provisions set forth in the indenture;

     - the form of the debt securities;

     - any terms that may be required by or advisable under applicable law;

     - the percentage of the principal amount of the debt securities which is payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;

     - whether any debt securities will have guarantees; and

     - any other terms in addition to or different from those contained in the indenture.

     The debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in a prospectus supplement.

GLOBAL DEBT SECURITIES

     If any debt securities are represented by one or more global securities, the applicable supplement will describe the terms of the depositary arrangement with respect to such global securities.

REDEMPTION

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that, we, at any time, may redeem a series of debt securities, in whole or in part (if in part, by lot or by such other method as the trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such debt securities, plus accrued interest on the principal amount, if any, to the redemption date, plus the applicable "Make-Whole Premium" (as discussed below).

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that, to determine the applicable Make-Whole Premium for any debt security, an independent investment banking institution of national standing that we select will compute, as of the third business day prior to the redemption date, the sum of the present values of all of the remaining scheduled payments of principal and interest from the redemption date to maturity on such debt security computed on a semiannual basis by discounting such payments (assuming a 360-day year consisting of twelve 30-day months) using a rate to be set forth in the applicable prospectus supplement. If the sum of these present values of the remaining payments as computed above exceeds the aggregate unpaid principal amount of the debt security that we will redeem plus any accrued but unpaid interest thereon, the difference will be payable as a premium upon redemption of such debt security. If the sum is equal to or less than such principal amount plus accrued interest, we will pay no premium with respect to such debt security.

CERTAIN COVENANTS OF THE COMPANY

     AFFIRMATIVE COVENANTS

     In addition to such other covenants, if any, as may be described in an accompanying prospectus supplement and except as may otherwise be set forth therein, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

     - deliver to the trustee copies of all reports filed with the Securities and Exchange Commission;

     - deliver to the trustee annual officers' certificates with respect to our compliance with our obligations under the indenture;

     - maintain our corporate existence subject to the provisions described below relating to mergers and consolidations; and

     - pay our taxes when due except where we are contesting such taxes in good faith.

     The indenture may also, as set forth in an accompanying prospectus supplement, restrict our business or operations or that of our subsidiaries or limit our indebtedness.

RESTRICTIONS ON LIENS

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that, so long as any of the debt securities are outstanding, we will not pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other lien upon any property at any time directly owned by us to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by us ("Indebtedness"), without making effective provisions whereby the debt securities shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that, with respect to any series of debt securities, this restriction shall not apply to or prevent the creation or existence of: (i) liens existing at the original date of issuance of such series of debt securities; (ii) purchase money liens which do not exceed the cost or value of the purchased property; (iii) other liens not to exceed 10% of our "Consolidated Net Tangible Assets" (defined below) and (iv) liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (i) through (iii). Except as may otherwise be provided in an accompanying prospectus supplement, "Consolidated Net Tangible Assets" will be defined as the following: as of the date of any determination thereof, the total amount of all our assets determined on a consolidated basis in accordance with GAAP as of such date less the sum of (a) our consolidated current liabilities determined in accordance with GAAP and (b) assets properly classified as intangible assets, in accordance with GAAP.

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will further provide that, in the event we propose to pledge, mortgage or hypothecate any property at any time directly owned by us to secure any Indebtedness, other than as permitted by clauses (i) through (iv) of the previous paragraph, we will agree to give prior written notice thereof to the trustee, who shall give notice to the holders of debt securities, and we will further agree, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively to secure all the debt securities equally and ratably with such Indebtedness.

     The foregoing covenant will not restrict the ability of our subsidiaries and affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon their assets, in connection with project financings or otherwise.

     CHANGE OF CONTROL

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that, if a Change of Control occurs, we will be obligated to offer to purchase all outstanding debt securities of a series to which the Change of Control applies. We will conduct any offer to purchase debt securities upon a Change of Control in compliance with applicable regulations under the federal securities laws, including Exchange Act Rule 14e-l. Any limitations on our financial ability to purchase debt securities upon a Change of Control will be described in an accompanying prospectus supplement.

     Except as may otherwise be provided in an accompanying prospectus supplement, a "Change of Control" will be defined in the indenture as any of the following:

     - Xcel Energy (or its successors) ceases to own a majority of our outstanding voting stock;

     - at any time following the occurrence of the event described immediately above, a person or group of persons (other than Xcel Energy) becomes the beneficial owner, directly or indirectly, or has the absolute power to direct the vote of more than 35% of our outstanding voting stock; or

     - during any one year period, individuals who at the beginning of such period constitute our board of directors cease to be a majority of the board of directors (unless approved by a majority of the current directors then in office who were either directors at the beginning of such period or who were previously so approved).

     With respect to a series of debt securities , a Change of Control shall be deemed not to have occurred if, following such an event described above, the debt securities of such series are rated "BBB-" or better by Standard & Poor's Ratings Group and "Baa3" or better by Moody's Investors Service, Inc. Except as may otherwise be set forth in an accompanying prospectus supplement, our failure to comply with the Change of Control covenant as to the debt securities will be an "Event of Default" (as defined below) under the indenture. See "Events of Default" below.

     Except as may be provided otherwise in an accompanying prospectus supplement, the Change of Control provisions may not be waived by the trustee or the board of directors, and any modification thereof must be approved by each holder of a debt security. We cannot assure you that we would have sufficient liquidity to effectuate any required repurchase of debt securities upon a Change of Control.

     Except as may be provided otherwise in an accompanying prospectus supplement, within 30 days following any Change of Control with respect to a series of debt securities, we will be required to mail a notice to each debt security holder of such series (with a copy to the trustee) stating:

     - that a Change of Control has occurred and that such holder has the right to require us to repurchase such holder's debt securities (the "Change of Control Offer");

     - the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

     - the repurchase date (which shall be a business day and be not earlier than 30 days or later than 60 days from the date such notice is mailed (the "Repurchase Date"));

     - that interest on any debt security tendered will continue to accrue;

     - that interest on any debt security accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the Repurchase Date;

     - that debt security holders electing to have a debt security purchased pursuant to a Change of Control Offer will be required to surrender the debt security, with the form entitled "Option to Elect Purchase" on the reverse of the debt security completed, to the trustee at the address specified in the notice prior to the close of business on the Repurchase Date;

     - that debt security holders will be entitled to withdraw their election if the trustee receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile or letter setting forth the name of the debt security holder, the principal amount of debt securities the holder delivered for purchase and a statement that such debt security holder is withdrawing its election to have such debt securities purchased; and

     - that debt security holders that elect to have their debt securities purchased only in part will be issued new debt securities in a principal amount equal to the unpurchased portion of the debt securities surrendered.

     MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

     Except as may otherwise be provided in an accompanying prospectus supplement, the indenture will provide that we will not merge or consolidate with or into any other person and we will not sell, lease or convey all or substantially all of our assets to any person, unless we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all of our obligations under the debt securities and the indenture, and, immediately after such merger, consolidation, sale, lease or conveyance, such person or such successor corporation is not in default in the performance of the covenants and conditions in the indenture. The meaning of the term "all or substantially all of the assets" has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will be dependent on the facts and circumstances existing at the time.

     Except as may be provided otherwise in an accompanying prospectus supplement, the indenture will provide that, except for a sale of our assets substantially as an entirety as provided above, and other than assets we are required to sell to conform with governmental regulations, we may not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10% of our Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10% limitation if the proceeds are invested in assets in similar or related lines of our business and, provided further, that we may sell or otherwise dispose of assets in excess of such 10% if we retain the proceeds from such sales or dispositions, which are not reinvested as provided above, as cash or cash equivalents or we use the proceeds to purchase and retire the debt securities.

     REPORTING OBLIGATIONS

     Except as may be provided otherwise in an accompanying prospectus supplement, the indenture will provide that we will furnish or cause to be furnished to holders of debt securities copies of our annual reports and of the information, documents and other reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we file them with the Securities and Exchange Commission.

EVENTS OF DEFAULT

     Except as may be described in an accompanying prospectus supplement, an "Event of Default" with respect to a series of debt securities will be defined under the indenture as being:

        (a) our failure to pay any interest on any debt security of such series when due, which failure continues for 30 days;

        (b) our failure to pay principal or premium (including in connection with a Change of Control) when due on any debt securities of such series;

        (c) our failure to perform any other covenant relative to the debt securities of such series or the indenture for a period of 30 days after the trustee gives us written notice or we receive written notice by the holders of at least 25% in aggregate principal amount of the debt securities of such series;

        (d) an event of default occurring under any of our instruments under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed that has resulted in the acceleration of such indebtedness, or any default occurring in payment of any such indebtedness at final maturity (and after the expiration of any applicable grace periods), other than (i) indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which we or any of our subsidiaries or affiliates is a participant, or which is secured by a lien on the property or assets owned or held by such entity, without further recourse to us or (ii) indebtedness not exceeding $50,000,000; and

        (e) certain events of bankruptcy, insolvency or reorganization in respect of us.

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture will provide that if an Event of Default (other than an Event of Default due to certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of a series, or such other amount as may be specified in the applicable prospectus supplement, may then declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately.

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such provisions in the indenture for the indemnification of the trustee and certain other limitations, the holders of a majority in principal amount of the debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture will provide that no holder of debt securities of a series may institute any action against us under the indenture (except actions for payment of overdue principal or interest) unless:

     - such holder previously has given the trustee written notice of the default and continuance thereof;

     - the holders of not less than 25% in principal amount of the debt securities of such holder's series have requested the trustee to institute such action and offered the trustee reasonable indemnity;

     - the trustee has not instituted such action within 60 days of the request; and

     - the trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the debt securities of such series.

DEFEASANCE AND COVENANT DEFEASANCE

     DEFEASANCE

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities, on the 123rd day after the deposit referred to below has been made, and the provisions of the indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if (A) we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities, at the time such payments are due in accordance with the terms of the indenture, (B) we have delivered to the trustee (i) an opinion of counsel to the effect that debt security holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound and (D) if at such time the debt securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of such deposit and discharge.

     DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture for the debt securities will further provide that the provisions of the indenture will cease to be applicable with respect to (i) the covenants described under "Change of Control" and (ii) clause (c) under "Events of Default" with respect to such covenants and clause (d) under "Events of Default" upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities, the satisfaction of the conditions described in clauses
(B)(ii), (C) and (D) of the preceding paragraph and our delivery to the trustee of an opinion of counsel to the effect that, among other things, the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

     Except to the extent otherwise stated in an accompanying prospectus supplement, the indenture will provide that if we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to the debt securities as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such Event of Default. In such event, we shall remain liable for such payments.

MODIFICATIONS TO THE INDENTURE

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected by a proposed amendment or modification, to modify the indenture or the rights of the debt security holders of such series, except that no such modification may, without the consent of each debt security holder of such series, (i) extend the final maturity of any of the debt securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any debt security holder to institute suit for the payment thereof or make any change in the covenant regarding a Change of Control or (ii) reduce the percentage of debt securities, the consent of the holders of which is required for any such modification.

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that we and the trustee without the consent of any debt security holder may amend the indenture and the debt securities for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the debt securities and will not adversely affect the interest of any debt security holder, including establishing the form or terms of a series of debt securities under the indenture.

BOOK-ENTRY, DELIVERY AND FORM

     Except as may otherwise be set forth in an accompanying prospectus supplement, the indenture will provide that the debt securities will initially be issued in the form of one or more registered notes in global form (the "Global Notes"). Each Global Note will be deposited on the date of the closing of the sale of the debt securities with, or on behalf of, The Depository Trust Company ("DTC"), as depositary, and registered in the name of Cede & Co., as DTC's nominee.

     DTC is a limited-purpose trust company created to hold securities for its participants (the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     We expect that pursuant to procedures established by DTC, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and
(ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the debt securities, see "-- Exchange of Book-Entry Debt Securities for Certificated Debt Securities" below.

     Except as described below, owners of interests in the Global Notes will not have debt securities registered in their name, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC's current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except as may otherwise be set forth in an accompanying prospectus supplement, DTC will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for debt securities in certificated form and to distribute such debt securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we have not independently determined the accuracy thereof. We will not have any responsibility for the performance by DTC or its Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK ENTRY DEBT SECURITIES FOR CERTIFICATED DEBT SECURITIES

     Except as may otherwise be set forth in an accompanying prospectus supplement, a Global Note is exchangeable for debt securities in registered certificated form if (i) DTC notifies us that it is unwilling or unable to continue as clearing agency for the Global Note or has ceased to be a clearing agency registered under the Exchange Act and we thereupon fail to appoint a successor clearing agency within 90 days, (ii) we in our sole discretion elect to cause the issuance of definitive certificated debt securities or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the indenture. In addition, beneficial interests in a Global Note may be exchanged for certificated debt securities upon request but only upon at least 20 days, prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated debt securities delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of the clearing agency (in accordance with its customary procedures).

CONCERNING THE TRUSTEE

     Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us, including under our principal credit facility, and may from time to time have lender or other business arrangements with us. The indenture will contain certain limitations on the rights of the trustee, should it or its affiliates then be our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

GOVERNING LAW

     Unless otherwise specified in an accompanying prospectus supplement, the indenture and the debt securities will be governed by New York law.

                              DESCRIPTION OF STOCK

     We may issue, from time to time, shares of one or more series or classes of our common or preferred stock. The following summary description sets forth some of the general terms and provisions of the stock. We will describe the specific terms of any series of stock that we issue as part of this offering in an applicable prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the stock, you should refer to the provisions of our certificate of incorporation, bylaws and the applicable prospectus supplement before you purchase these securities.

GENERAL

     Under our certificate of incorporation, we are authorized to issue 550,000,000 shares of common stock, 250,000,000 shares of class A common stock and 200,000,000 shares of preferred stock. As of December 1, 2000, 32,395,500 shares of common stock were issued and outstanding, 147,604,500 shares of class A common stock, all of which are owned by Xcel Energy, were issued and outstanding, and no shares of preferred stock were issued and outstanding. No other classes of capital stock are authorized under our certificate of incorporation. The issued and outstanding shares of common stock and class A common stock are duly authorized, validly issued, fully paid and non-assessable.

COMMON STOCK

     COMPARISON OF COMMON STOCK AND CLASS A COMMON STOCK

     The following table compares our common stock and class A common stock:

                                      COMMON SHARES                     CLASS A COMMON SHARES
                                      -------------                     ---------------------
Public Market               The common stock is listed on the     None.
                            New York Stock Exchange.
Voting Rights               One vote per share on all matters     Ten votes per share on all matters
                            voted upon by our stockholders        voted upon by our stockholders.

                                      COMMON SHARES                     CLASS A COMMON SHARES
                                      -------------                     ---------------------
Transfer Restrictions       None                                  None, but will convert to common
                                                                  stock on a share-for-share basis
                                                                  upon certain transfers as
                                                                  described below.
Conversion                  Not convertible                       Convertible at any time, in whole
                                                                  or in part, into shares of common
                                                                  stock on a share-for-share basis.
                                                                  Automatically converts into common
                                                                  stock on a share-for-share basis
                                                                  upon any transfer to a
                                                                  non-affiliate of Xcel Energy
                                                                  (including by way of merger,
                                                                  consolidation or reorganization)
                                                                  or if Xcel Energy or its
                                                                  affiliates own less than 30% of
                                                                  the outstanding shares of class A
                                                                  common stock and common stock on a
                                                                  combined basis.
Reissuance                  Additional shares may be issued       No additional shares may be
                            and redeemed shares may be            issued, and shares redeemed or
                            reissued.                             repurchased will be canceled and
                                                                  may not be reissued.

     Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

     If we in any manner split, subdivide or combine the outstanding shares of common stock or class A common stock, the outstanding shares of the other class of common stock will be proportionally subdivided or combined in the same manner and on the same basis. In all other respects, whether as to dividends, upon liquidation, dissolution or winding up, or otherwise, the holders of record of common stock and the holders of record of class A common stock have identical rights and privileges on the basis of the number of shares held.

     OTHER PROVISIONS RELATING TO COMMON STOCK

     Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices not less than 120 days in advance of the anniversary date of our proxy statement in connection with our previous year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. So long as Xcel Energy or its successors by way of merger or consolidation own at least 50% of the outstanding shares of common stock and class A common stock on a combined basis, it will be exempt from these provisions.

     Holders of our common stock may not call a special meeting of stockholders; only our board of directors may call such a meeting.

     We are not be subject to the business combination provisions of Section 203 of the Delaware General Corporation Law, but our certificate of incorporation contains provisions substantially similar to Section 203. In general, these provisions prohibit us from engaging in various business combination transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder unless one of the following three sets of conditions are satisfied:

     - the business combination transaction is approved by a majority of the members of our board of directors who either are unaffiliated with the interested stockholder and were members prior to the date the interested stockholder obtained this status or were nominated and elected by a majority of such unaffiliated members,

     - several conditions are met including that the aggregate amount of cash and the fair market value as of the date of the consummation of the transaction of non-cash consideration to be received per share by a holder of our capital stock is at least equal to the highest of

        -- the highest per share price paid by the interested stockholder within the previous two years or in the transaction in which the interested stockholder obtained this status;

        -- the fair market value per share of the relevant class of capital stock on the date the transaction was announced; and

        -- the fair market value per share of the relevant class of capital stock on the date the interested stockholder obtained this status; and

     a proxy or information statement describing the proposed business combination has been mailed to our stockholders at least 30 days prior to the consummation of such business combination; or

     - the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 80% of our outstanding shares entitled to vote for the election of directors.

     Under our certificate of incorporation, a business combination is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns or, within two years, did own, 10% or more of our common stock. Xcel Energy and its affiliates is exempt from these provisions.

     Under our certificate of incorporation, our certificate of incorporation may only be amended:

     - prior to the first date that Xcel Energy, together with its respective affiliates, ceases to beneficially own at least 30% of the outstanding shares of common stock and class A common stock on a combined basis, by the affirmative vote of the holders of a majority of the outstanding shares of common stock and class A common stock on a combined basis; or

     - after the first date that Xcel Energy, together with its respective affiliates, ceases to beneficially own at least 30% of the outstanding shares of common stock and class A common stock on a combined basis (at which point the class A common shares will automatically convert into an equal number of common stock shares), by the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.

     Under our certificate of incorporation and bylaws, our bylaws may only be amended:

     - at any time by the affirmative vote of directors constituting not less than a majority of the entire board of directors;

     - prior to the first date that Xcel Energy, together with its affiliates, ceases to beneficially own at least 50% of the outstanding shares of the outstanding shares of common stock and class A common stock on a combined basis, by the affirmative vote of the holders of a majority of the outstanding shares of common stock and class A common stock on a combined basis; or

     - after that date, by the affirmative vote of the holders of a least 80% of the outstanding shares of common stock and class A common stock on a combined basis.

PREFERRED STOCK

     We can issue shares of preferred stock in series with such preferences and designations as our board of directors may determine. Our board can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights. This could dilute the voting strength of the holders of common stock and may help our management impede a takeover or attempted change in control.

     Our board is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

     - the designation of such shares and the number of shares that constitute such series;

     - the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

     - the dividend periods (or the method of calculating the dividend period);

     - the voting rights of the shares, if any;

     - the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate or wind-up our affairs;

     - whether or not and on what terms we can redeem or repurchase the shares from you;

     - whether and on what terms you may convert or exchange the shares for other debt or equity securities; and

     - any other material terms.

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, the certificate of incorporation or the applicable certificate of designation or as otherwise required by law.

     Except as set forth in the applicable prospectus supplement, no series of preferred stock will be convertible into, or exchangeable for, other securities or property and no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock or class A common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

     We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the Securities and Exchange Commission in connection with the offering of warrants.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the debt securities purchasable upon exercise of the warrants;

     - if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

     - if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

     - the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     - information relating to book-entry procedures, if any;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

STOCK WARRANTS

     The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the warrants, including the following:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

     - if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     - if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     - the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

     - the dates on which the right to exercise the warrants commence and expire;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of material United States federal income tax considerations;

     - antidilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description of the depositary shares we may offer, together with the additional information included in any prospectus supplements, describes the material terms and provisions of this type of security but is not complete. For a more complete description of the terms of the depositary shares, please refer to the Deposit Agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. We will file these documents with the Securities and Exchange Commission in connection with an offering of depositary shares.

     We will describe in a prospectus supplement the specific terms of any depositary shares we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such depositary shares may differ from the terms described below.

GENERAL

     If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance of receipts for depositary shares to any holder of such fractional interests. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

     The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date (provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly). The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

     If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

CONVERSION, EXCHANGE AND REDEMPTION

     If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

     Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

     After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

VOTING

     When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

AMENDMENTS

     We and the depositary may agree at any time to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that
(a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that
(b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

TERMINATION

     We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the Deposit

Agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the Deposit Agreement will automatically terminate if:

     - the depositary has redeemed all related outstanding depositary shares;

     - all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

     - we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

PAYMENT OF FEES AND EXPENSES

     We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

REPORTS AND OBLIGATIONS

     The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations to performance in good faith of the duties stated in the Deposit Agreement. The depositary assumes no obligation and will not be subject to liability under the Deposit Agreement except to perform such obligations as are set forth in the Deposit Agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may offer and sell the securities described in this prospectus:

     - through agents,

     - through one or more underwriters,

     - through one or more dealers,

     - directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

     - through a combination of any such methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

     - at a fixed price or prices, which may be changed,

     - at market prices prevailing at the time of sale,

     - at prices relating to such prevailing market prices, or

     - at negotiated prices.

     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

     Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

     We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable supplement. Certain of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP, Denver, Colorado, will issue an opinion to us relating to the legality of the securities being offered by this prospectus. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the prospectus supplement relating to that offering.

                                    EXPERTS

     The consolidated financial statements of NRG Energy, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference to the Annual Report on Form 10-K405 of NRG Energy, Inc. for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........    $  396,000

Printing and engraving expenses*............................       500,000
Legal fees and expenses*....................................       250,000
Accounting fees and expenses*...............................       125,000
Rating agency fees*.........................................        20,000
Trustee fees and expenses*..................................         5,000
                                                                ----------
                                                                $1,296,000
                                                                ==========

-------------------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As authorized by Section 145 of the DGCL, each director and officer of NRG may be indemnified by NRG against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of NRG if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of NRG and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of NRG, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NRG unless a court determines otherwise.

     In addition, Article VI of NRG's By-Laws provides that NRG shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of NRG or is or was serving at the request of NRG as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. NRG shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of NRG.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference:

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT
  -------                      ----------------------
    1.1*    Form of Underwriting Agreement
    4.1     Proposed Form of Debt Security (included as Exhibit A of
            Exhibit 4.2)
    4.2     Form of Indenture
    5.1     Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities registered hereby
   12.1     Computation of Ratios of Earnings to Fixed Charges
   23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.1)
   23.2     Consent of PricewaterhouseCoopers LLP
   24.1     Powers of Attorney (contained in, and incorporated by
            reference to page II-5 of this registration statement)
   25.1*    Form T-1 Statement of Eligibility of Trustee under the Trust
            Indenture Act of 1939

-------------------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     (7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 20th day of December, 2000.

                                          NRG ENERGY, INC.

                                          By:     /s/ David H. Peterson
                                            ------------------------------------
                                                     David H. Peterson
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints David H. Peterson and Leonard A. Bluhm and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----

               /s/ David H. Peterson                   Chairman of the Board,            December 20, 2000
---------------------------------------------------    President and Chief Executive
                 David H. Peterson                     Officer (Principal Executive
                                                       Officer)

               /s/ Leonard A. Bluhm                    Executive Vice President and      December 20, 2000
---------------------------------------------------    Chief Financial Officer
                 Leonard A. Bluhm                      (Principal Financial Officer)

               /s/ William T. Pieper                   Controller (Principal             December 20, 2000
---------------------------------------------------    Accounting Officer)
                 William T. Pieper

                /s/ Gary R. Johnson                    Director                          December 20, 2000
---------------------------------------------------
                  Gary R. Johnson

                /s/ James J. Howard                    Director                          December 20, 2000
---------------------------------------------------
                  James J. Howard

               /s/ Richard C. Kelly                    Director                          December 20, 2000
---------------------------------------------------
                 Richard C. Kelly

              /s/ Luella G. Goldberg                   Director                          December 20, 2000
---------------------------------------------------
                Luella G. Goldberg

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT
  -------                      ----------------------
    1.1*    Form of Underwriting Agreement
    4.1     Proposed Form of Debt Security (included as Exhibit A of
            Exhibit 4.2)
    4.2     Form of Indenture
    5.1     Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities registered hereby
   12.1     Computation of Ratios of Earnings to Fixed Charges
   23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.1)
   23.2     Consent of PricewaterhouseCoopers LLP
   24.1     Powers of Attorney (contained in, and incorporated by
            reference to page II-5 of this registration statement)
   25.1*    Form T-1 Statement of Eligibility of Trustee under the Trust
            Indenture Act of 1939

-------------------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.